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                              ACCOUNTANTS' CONSENT
                              --------------------


THE BOARD OF DIRECTORS OF FOUR SEASONS HOTELS INC.

We consent to the use of our audit report, dated February 25, 2004, on the consolidated balance sheets of Four Seasons Hotels Inc. (the "Company") as at December 31, 2003 and 2002 and the consolidated statements of operations, retained earnings, cash provided by operations and cash flows for each of the years in the two-year period ended December 31, 2003, and our Comments for U.S. Readers on Canada-U.S. Reporting Difference, dated February 25, 2004, both of which are incorporated by reference in this Annual Report on Form 40-F of the Company for the year ended December 31, 2003. We also consent to the incorporation by reference of such reports in the Registration Statement on Form F-10 of the Company (Registration No. 333-113665) dated as of March 16, 2004 as amended by Amendment No. 1 thereto dated April 8, 2004.





/s/ KPMG LLP
Chartered Accountants

Toronto, Canada
April 8, 2004











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